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    Warburg Pincus International Equity Fund

       Common Shares

          1 year Total Return:

                ((11,035-10,000) / 10,000 = 10.35%

          5 year Annualized Total Return:

                ((16,792-10,000)'pp'1/5 -1) = 10.92%

          Annualized Total Return from inception:

                ((24,108/10,000)'pp'1/7.50685 -1) = 12.44%


       Advisor Shares

          1 year Total Return:

                ((10,989-10,000) / 10,000 = 9.89%

          5 year Annualized Total Return:

                ((16,427-10,000)'pp'1/5 -1) = 10.44%

          Annualized Total Return from inception:

                ((17,157/10,000)'pp'1/5.58082 -1) = 10.16%



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